UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2014

Emerge Energy Services LP

(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

180 State Street, Suite 225

Southlake, Texas 76092

(Address of principal executive office) (Zip Code)

(817) 488-7775
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2014, Emerge Energy Services LP (the “Partnership”) entered into an amended and restated $350.0 million senior secured revolving credit facility with PNC Bank, National Association, as administrative agent and collateral agent (the “Revolving Credit and Security Agreement”), which replaced the Partnership’s existing $200.0 million senior secured revolving credit facility entered into as of May 14, 2013. The Revolving Credit and Security Agreement matures on June 27, 2019. The credit facility will be available to refinance existing indebtedness, fund fees and expenses incurred in connection with the credit facility and for general business purposes, including working capital requirements, capital expenditures, permitted acquisitions, making debt payments when due, and making distributions and dividends. The Revolving Credit and Security Agreement also includes an “accordion” feature, under which the total aggregate commitment may be extended to $450.0 million under certain conditions. In addition, the Revolving Credit and Security Agreement includes a sublimit up to $30 million for letters of credit. Substantially all of the Partnership’s assets are pledged as collateral under the Revolving Credit and Security Agreement.

The Revolving Credit and Security Agreement contains various covenants and restrictive provisions and also requires maintenance of certain financial covenants as follows:

•                                          an interest coverage ratio (as defined in the Revolving Credit and Security Agreement) of not less than 3.00 to 1.00; and

•                                          a total leverage ratio (as defined in the Revolving Credit and Security Agreement) of not greater than 3.00 to 1.00. The requirement to maintain a certain total leverage ratio is subject to a provision for increase to 3.50 to 1.00 in connection with certain permitted acquisitions.

Loans under the Revolving Credit and Security Agreement will bear interest at the Partnership’s option at either:

•                                          a Base Rate, which will be the base commercial lending rate of PNC Bank, National Association, as publicly announced to be in effect from time to time, plus an applicable margin ranging from 1.25% to 2.00% based on the Partnership’s total leverage ratio; or

•                                          LIBOR plus an applicable margin ranging from 2.25% to 3.00% based on the Partnership’s total leverage ratio.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Revolving Credit and Security Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Revolving Credit and Security Agreement in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Amended and Restated Revolving Credit and Security Agreement, dated as of June 27, 2014, among Emerge Energy Services LP, as parent guarantor, the Borrowers party thereto, PNC Bank, National Association, as administrative agent and collateral agent, and the Lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC,
its general partner

Dated: June 30, 2014	By:	/s/ Rick Shearer
		Name:	Rick Shearer
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Amended and Restated Revolving Credit and Security Agreement, dated as of June 27, 2014, among Emerge Energy Services LP, as parent guarantor, the Borrowers party thereto, PNC Bank, National Association, as administrative agent and collateral agent, and the Lenders party thereto